As filed with the Securities and Exchange Commission on October 25, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Capital Product Partners L.P.

(as Specified in Its Charter)

4412

(Primary Standard Industrial

Classification of Code Number)

Republic of the Marshall Islands	3 Iassonos Street Piraeus, 18537 Greece Telephone: +30 210 458 4950	98-0525705
(State or other jurisdiction of incorporation or organization)	(Address and telephone number of registrant’s principal executive offices)	(IRS Employer Identification Number)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, NY 10036

Tel: 800-927-9800

(Name, address and telephone number of agent for service)

With a copy to:

Richard Pollack

Sullivan & Cromwell LLP

1 New Fetter Lane

London, EC4A 1AN

Tel: +44-20-7959-8900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment fled pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act .  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate price per unit	Proposed maximum aggregate offering price	Amount of registration fee(2)
Primary Offering:
Common units	(1)(4)	(1)	$(1)(4)	—
Preferred units	(1)(4)	(1)	$(1)(4)	—
Debt Securities	(1)(3)(4)	(1)	$(1)(3)(4)	—
Total:			$500,000,000	$64,900(5)

(1)

There is being registered hereunder an indeterminate principal amount or number of our common units, preferred units or debt securities which may be issued in primary offerings from time to time at indeterminate prices, with an aggregate offering price not to exceed $500,000,000. This registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions.

(2)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The table does not specify by each class information as to the amount to be registered or the proposed maximum offering price per security.

(3)

If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $500,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(4)

Also includes such indeterminate amount of debt securities and number of preferred units and common units as may be issued upon conversion of, or in exchange for, any other debt securities or preferred units that provide for conversion or exchange into other securities.

(5)

Pursuant to Rule 457(p) under the Securities Act, the remaining registration fee of $45,315.00 relating to the unsold securities previously registered under our Registration Statement No. 333-210394 is being offset against the total registration fee currently due for this registration statement. Registration Statement No. 333-210394 was filed with the Commission on March 24, 2016.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Act”) or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. CPLP may not sell these securities until the registration statement filed with the Securities and Exchange Commission, in which this prospectus is included, is declared effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (subject to completion, dated October 25, 2019)

$500,000,000

Capital Product Partners L.P.

Common Units

Preferred Units

Debt Securities

This prospectus relates to:

•	Common units;

•	Preferred units; and

•	Debt securities, including debt securities convertible into or exchangeable for common units or other securities.

The aggregate offering price of the securities issued under this prospectus may not exceed $500,000,000. We may offer these common units, preferred units or debt securities directly or to or through underwriters, dealers or other agents. The names of any underwriters or dealers will be set forth in the applicable prospectus supplement.

Our common units trade on the Nasdaq Global Market under the symbol “CPLP.”

This prospectus provides you with a general description of the common units, preferred units and debt securities. Each time we offer to sell common units, preferred units or debt securities, we will provide a prospectus supplement that will contain specific information about those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. You should also read the documents we refer to in the “Where You Can Find More Information” section of this prospectus for information about us and our financial statements.

Limited partnerships are inherently different from corporations. Investing in our securities involves risks. See “Risk Factors” beginning on page 11 and in the applicable prospectus supplement, before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                ,

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or “the Commission”) using a “shelf” registration process. Under this shelf registration process, we may sell, in one or more offerings, up to $500,000,000 in total aggregate offering price of the common units, preferred units or debt securities, each as described in this prospectus. This prospectus generally describes Capital Product Partners L.P. and the securities we may offer. Each time we offer securities with this prospectus, we will provide this prospectus and a supplement to this prospectus that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering, including the specific terms of the securities being offered. The prospectus supplement may also add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

In this prospectus:

•	the “Partnership,” “CPLP,” “we,” “us” or “our” refer to Capital Product Partners L.P. and, unless the context otherwise requires, its consolidated subsidiaries;

•	“Capital Maritime” refers to Capital Maritime & Trading Corp., our sponsor;

•	“General Partner” refers to Capital GP L.L.C., our general partner; and

•	“Capital Ship Management” or “Capital-Executive” or our “Managers” refer to Capital Ship Management Corp. and Capital-Executive Ship Management Corp.

Unless otherwise indicated, all references in this prospectus to “dollars” and “$” are to, and amounts are presented in, U.S. Dollars, and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States or “GAAP.” References to our “Annual Report” are to our Annual Report on Form 20-F for the year ended December 31, 2018, as updated by Exhibit I to the Report on Form 6-K filed on October 11, 2019, each incorporated by reference herein.

You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the heading “Where You Can Find More Information.” We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information appearing in this prospectus or information we previously filed with the SEC that is incorporated by reference herein is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.

CAPITAL PRODUCT PARTNERS L.P.

We are a limited partnership organized under the laws of the Republic of the Marshall Islands on January 16, 2007, by Capital Maritime, an international shipping company with a long history of operating and investing in the shipping market. We maintain our principal executive headquarters at 3 Iassonos Street, Piraeus, 18537 Greece and our telephone number is +30 210 4584 950.

We are an international owner of ocean-going vessels.

Our primary business objective is to make distributions to our unitholders on a quarterly basis, subject to shipping and charter market developments and our ability to obtain required financing and access financial markets.

We seek to rely on medium- to long-term, fixed-rate period charters and on our Managers’ cost-efficient management of our vessels to provide visibility of revenues, earnings and distributions in the medium- to long-term. As our vessels come up for re-chartering, we seek to redeploy them on terms that reflect our expectations of the market conditions prevailing at the time.

We intend to further evaluate potential opportunities to acquire both newly built and second-hand vessels from Capital Maritime or third parties (including, potentially, through the acquisition of, or combination with, other shipping businesses) in a prudent manner that is accretive to our unitholders and long-term distribution growth, subject to approval of our board of directors, overall market conditions and our ability to obtain required financing and access financial markets.

We generally rely on external financing sources, including bank borrowings and, depending on market conditions, the issuance of debt and equity securities, to fund the acquisition of new vessels.

SPIN-OFF OF TANKER BUSINESS AND REVERSE-UNIT SPLIT

On November 27, 2018, we entered into a definitive transaction agreement with DSS Holdings L.P. (“DSS”), pursuant to which we agreed to combine our crude and product tanker business (the “Tanker Business”) with DSS’s businesses and operations in a share-for-share transaction (the “DSS Transaction”). The DSS Transaction was completed on March 27, 2019.

In connection with the DSS Transaction we effected a reverse split of our common and general partner units, reducing the number of common units issued and outstanding from 127,246,692 to 18,178,100 common units and the number of general partner units issued and outstanding from 2,439,989 to 348,570 general partner units.

For more information on the DSS Transaction, please see our Annual Report.

SELECTED FINANCIAL DATA

We have derived the following selected historical financial data for the three years ended December 31, 2018, and as of December 31, 2018 and 2017, from our Audited Consolidated Financial Statements of CPLP for the year ended December 31, 2018 incorporated by reference to our Report on Form 6-K filed on October 11, 2019. The historical financial data presented for the years ended December 31, 2015 and 2014 and as of December 31, 2016, 2015 and 2014 have been derived from our audited consolidated financial statements not included in or incorporated by reference into this prospectus retroactively adjusted to present the results of operations and cash flows of the Tanker Business and assets and liabilities that were part of the DSS Transaction as discontinued operations and are provided for comparative purposes.

	Year ended December 31,
	2018	2017	2016	2015	2014
Income Statement Data from continuing operations:
Revenues	$116,894	$106,696	$104,337	$88,986	$78,873
Revenues – related party	701	9,976	9,344	12,199	11,779
Total revenues	117,595	116,672	113,681	101,185	90,652
Expenses:
Voyage expenses	9,113	4,667	3,352	3,293	3,250
Vessel operating expenses	26,427	27,398	28,311	24,328	19,972
Vessel operating expenses – related party	4,221	4,466	4,330	3,598	4,687
General and administrative expenses	5,713	6,236	6,253	6,586	6,246
Vessel depreciation and amortization	32,813	35,979	35,082	27,555	24,533
Impairment of vessel	28,805	3,282	—	—	—
Total operating expenses	107,092	82,028	77,328	65,360	58,688
Operating income	10,503	34,644	36,353	35,825	31,964
Interest expense and finance costs	(18,964)	(19,963)	(18,589)	(15,657)	(15,102)
Other income	850	1,114	986	1,671	1,890

	Year ended December 31,
	2018	2017	2016	2015	2014
Partnership’s net (loss) / income from continuing operations	$(7,611)	$15,795	$18,750	$21,839	$18,752
Class B unit holders’ interest in our net income from continuing operations	11,101	11,101	11,101	11,334	14,042
General partner’s interest in our net (loss) / income from continuing operations	(352)	86	150	210	93
Common unit holders’ interest in our net (loss) / income from continuing operations	(18,360)	4,608	7,499	10,295	4,617
Net (loss) / income from continuing operations allocable to limited partner per:
Common unit basic and diluted (adjusted for the March 2019 Reverse Split)	(1.01)	0.26	0.44	0.63	0.35
Weighted–average units outstanding basic and diluted:
Common units (adjusted for the March 2019 Reverse Split)	18,100,455	17,692,192	17,114,761	16,432,983	13,336,167
Balance Sheet Data (at end of the year):
Fixed assets	$586,100	$657,688	$723,906	$686,526	$566,024
Total assets from continuing operations	707,079	844,281	938,478	893,807	856,151
Total assets from discontinued operations	678,166	621,935	660,127	662,068	633,702
Total long-term liabilities from continuing operations	254,028	301,780	432,606	424,364	436,715
Total long-term liabilities from discontinued operations	134,744	107,960	146,046	132,445	135,830
Total partners’ capital	881,314	933,405	927,757	937,820	872,561
Number of units (adjusted for the March 2019 Reverse Split)	31,510,003	31,510,003	30,773,993	30,533,254	29,395,743
Common units (adjusted for the March 2019 Reverse Split)	18,178,100	18,178,100	17,442,090	17,201,351	14,868,566
Class B units	12,983,333	12,983,333	12,983,333	12,983,333	14,223,737
General Partner units (adjusted for the March 2019 Reverse Split)	348,570	348,570	348,570	348,570	303,440
Dividends declared per common unit (adjusted for the March 2019 Reverse Split)	$2.24	$2.24	$3.24	$6.59	$6.51
Dividends declared per class B unit	$0.86	$0.86	$0.86	$0.87	$0.86
Cash Flow Data:
Net cash provided by operating activities of continuing operations	60,178	65,928	86,928	66,100	65,857
Net cash provided by / (used in) investing activities of continuing operations	37,361	(1,679)	(74,502)	(147,344)	(23,818)
Net cash (used in) / provided by financing activities of continuing operations	(107,955)	(136,329)	(51,013)	3,586	6,563

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC, utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, we may, from time to time, sell up to $500,000,000 of the securities described in this prospectus in one or more offerings. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information about us, the securities we are offering by this prospectus and any accompanying prospectus supplement and related matters, you should review the registration statement, including the exhibits filed as part of the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement about the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document that is filed as an exhibit to the registration statement.

In addition, we are subject to the information requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and, in accordance therewith, are required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be obtained from the SEC’s website as provided above.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our directors and principal unitholders and the executive officers of our general partner are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports. However, we furnish or make available to our unitholders annual reports containing our audited consolidated financial statements prepared in accordance with U.S. GAAP and make available to our unitholders quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

CPLP files annual reports with and furnishes or files other reports and information to the SEC. You may read and copy any document CPLP files with or furnishes to the SEC, including a copy of the registration statement and the exhibits that were filed with the registration statement, free of charge on the SEC website at www.sec.gov. Reports and other information concerning the business of CPLP may also be inspected at the offices of the Nasdaq Global Select Market at One Liberty Plaza, 165 Broadway, New York, NY 10006.

We also make our periodic reports as well as other information filed with or furnished to the SEC available, free of charge, through our website, at www.capitalpplp.com, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with or furnish to the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. With respect to this prospectus, information that we later file with or furnish to the SEC and that is incorporated by reference will automatically update and supersede information in this prospectus and information previously incorporated by reference into this prospectus.

Each document incorporated by reference into this prospectus is current only as of the date of such document, and the incorporation by reference of such document is not intended to create any implication that there has been no change in our affairs since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. Any statement contained in such incorporated documents is deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in a prospectus supplement or in another document that is incorporated by reference into this prospectus or a prospectus supplement at a later date modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference the documents listed below, which we have previously filed with the SEC. These documents contain important information about us and our financial condition, business and results.

•

Annual Report on Form 20-F for the fiscal year ended December 31, 2018 (our “Annual Report”) filed on April 26, 2019. The financial statements in the 20-F have been updated to reflect the retrospective effect of a discontinued operation and as such the auditors have not reissued their opinion on such financial statements.

•

Report on Form 6-K filed on October 11, 2019, containing the audited financial statements as of December 31, 2018 and for the 3 years ended December 31, 2018 reflecting the retrospective effect of the discontinued operation.

•	Report on Form 6-K filed on October 11, 2019, containing the unaudited condensed consolidated financial statements as of June 30, 2019 and for the six months ended June 30, 2019, and

•

The description of our common units contained in our Registration Statement on Form 8-A filed on March 20, 2007 and the Reports filed on Form  6-K for the purpose of updating such description on September  30, 2011, May 23, 2012, March  21, 2013 and August 26, 2014.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we file with the SEC after the date of this prospectus (but not documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where their offer or sale is not permitted.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its website at the addresses provided in the section of this prospectus captioned “Where You Can Find More Information.” You also may request a copy of any document incorporated by reference in this prospectus (excluding exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost by visiting our website at www.capitalpplp.com. The information contained on our website, or any other website, is not incorporated by reference in this prospectus and does not constitute a part of this prospectus. You may also make requests for such documents at no cost by writing or calling us at the following address:

Capital Product Partners L.P.

Investor Relations Representative

Nicolas Bornozis, President

Capital Link, Inc.

230 Park Avenue—Suite 1536

New York, NY 10160, USA

Tel: +1 212 661-7566

In reviewing any agreements included as exhibits to the registration statement relating to the securities covered by this prospectus or to other SEC filings incorporated by reference into this prospectus, please be aware that these agreements are attached as exhibits to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement, which representations and warranties may have been made solely for the benefit of the other parties to the applicable agreement and, as applicable:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

have been qualified by disclosures that may have been made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement (or such other date or dates as may be specified in the agreement) and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time and should not be relied upon by investors in considering whether to invest in our securities.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis included or incorporated by reference in this prospectus concerning our business, operations, cash flows, and financial position, including, in particular, the likelihood of our success in developing and expanding our business, include forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, financial condition and the markets in which we operate, and involve risks and uncertainties. In some cases, you can identify the forward-looking statements by the use of words such as “may,” “might,” “could,” “should,” “would,” “expect,” “plan,” “anticipate,” “likely,” “intend,” “forecast,” “believe,” “estimate,” “project,” “predict,” “propose,” “potential,” “continue,” “seek” or the negative of these terms or other comparable terminology. Although these statements are based upon assumptions we believe to be reasonable based upon available information, including projections of revenues, operating margins, earnings, cash flows, working capital and capital expenditures, they are subject to risks and uncertainties that are described more fully in this prospectus in the section titled “Risk Factors” beginning on page 11 of this prospectus or documents incorporated by reference in this prospectus. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and are not intended to give any assurance as to future results. As a result, you are cautioned not to rely on any forward-looking statements. Forward-looking statements appear in a number of places in this prospectus or documents incorporated by reference in this prospectus and include statements with respect to, among other things:

•	expectations regarding our ability to make distributions on our common units;

•	our ability to increase our cash available for distribution over time;

•	future sales of our units in the public market;

•	global economic outlook and growth;

•	outcome of trade disputes and sanction regimes currently in place or that may come into effect in the future;

•	shipping conditions and fundamentals, including the balance of supply and demand, as well as trends and conditions in the newbuilding markets and scrapping of older vessels;

•	industry trends such as charter rates and factors affecting the chartering of vessels and vessel values;

•	our ability to operate and compete in various new markets;

•	our current and future business and growth strategies and other plans and objectives for future operations;

•	anticipated future acquisitions of vessels from Capital Maritime or third parties;

•	our continued ability to enter into long-term, fixed-rate time charters with our charterers and to re-charter our vessels as their existing charters expire at attractive rates;

•	the relationships and reputation of our Managers and our General Partner;

•	anticipated future chartering arrangements with Capital Maritime, if any, and third parties;

•	the ability of our charterers to meet their obligations under the terms of our charter agreements, including the timely payment of the hire or freight rates under the agreements;

•	the financial condition, viability and sustainability of our charterers, including their ability to obtain liquidity and access the capital markets;

•	our ability to maximize the use of our vessels;

•	our ability to compete successfully for future chartering and newbuilding opportunities;

•	our ability to access debt, credit and equity markets;

•	changes in the availability and costs of funding due to conditions in the bank market, capital markets and other factors;

•	our ability to service, refinance or repay our debt under the current terms of our credit facilities and settle any hedging arrangements we may have;

•	changes in interest rates;

•	planned capital expenditures and availability of capital resources to fund capital expenditures;

•	the expected lifespan and condition of our vessels;

•

the changes to the regulatory requirements applicable to the shipping industry, including, without limitation, stricter requirements adopted by international organizations, such as the International Maritime Organization, a United Nations agency that issues international trade standards for shipping, and the European Union, or by individual countries or charterers and actions taken by regulatory authorities overseeing such areas as safety and environmental compliance;

•

the expected cost of, and our ability to comply with, governmental regulations and maritime self-regulatory organization standards, including new environmental regulations and standards, as well as standard regulations imposed by our charterers applicable to our business;

•

the impact of heightened regulations and the actions of regulators and other government authorities, including anti-corruption laws and regulations, as well as sanctions and other governmental actions;

•

our anticipated general and administrative expenses and our costs and expenses under the management agreements and the administrative services agreement with our Managers, and for reimbursement for fees and costs of our General Partner;

•

increases in costs and expenses, including but not limited to crew wages, insurance, provisions, spares, port expenses, lubricating oil, bunkers, repairs, maintenance and general and administrative expenses;

•	the adequacy of our insurance arrangements and our ability to obtain insurance and required certifications;

•	the impact of heightened environmental and quality concerns of insurance underwriters and charterers;

•	the anticipated taxation of our partnership and distributions to our common unitholders;

•	the ability of our General Partner to retain its officers and the ability of our Managers to retain key employees;

•	our General Partner’s and our Managers’ track records, and past and future performance, in safety, environmental and regulatory matters;

•	potential liability and costs due to environmental, safety and other incidents involving our vessels;

•	expected financial flexibility to pursue acquisitions and other expansion opportunities; and

•	anticipated funds for liquidity needs and the sufficiency of cash flows.

These and other forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and, therefore, involve a number of risks and uncertainties, including those risks discussed in our Annual Report under the heading “Risk Factors” and in this prospectus in the section titled “Risk Factors” beginning on page 11. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

Unless required by law, we expressly disclaim any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. You should carefully review and consider the various disclosures included in our Annual Report and in our other filings made with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

RISK FACTORS

An investment in our securities involves a high degree of risk. Although many of our business risks are comparable to those that a corporation engaged in a similar business would face, limited partner interests differ from the capital stock of a corporation in certain respects. You should carefully consider the risk factors discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus, including those in “Item 3.D: Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2018, or included in any Annual Report on Form 20-F or Report on Form 6-K filed after the date of this prospectus (in the case of Reports on Form 6-K, to the extent that such reports state that they are incorporated by reference into this prospectus).

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we will use the net proceeds from our sale of securities covered by this prospectus for general partnership purposes, which may include, among other things:

•	acquisitions, including vessel acquisitions;

•	paying or refinancing all or a portion of our indebtedness outstanding at the time;

•	funding working capital or capital expenditures; and

•	acquisition of our common units.

DESCRIPTION OF THE COMMON UNITS

The Units

The common units represent limited partner interests in us. The holders of units are entitled to participate in partnership distributions and exercise the rights and privileges available to limited partners under CPLP’s limited partnership agreement (as amended, the “Partnership Agreement”). Our common units started trading on the Nasdaq Global Market under the symbol “CPLP” on March 30, 2007.

For a description of the rights and privileges of holders of common units in and to partnership distributions, please read “How We Make Distributions” beginning on page 15 of this prospectus. For a description of the rights and privileges of limited partners under the Partnership Agreement, please refer to “The Partnership Agreement” in the prospectus included in our registration statement on Form F-1 filed with the SEC on March 19, 2007, our Reports on Form 6-K filed on September 30, 2011, May 23, 2012, March 21, 2013 and August 26, 2014, our Annual Report filed on April 26, 2019, as well as the Partnership Agreement.

Transfer Agent and Registrar

Duties

Computershare serves as registrar and transfer agent for the common units. We pay all fees charged by the transfer agent for transfers of common units, except the following, which must be paid by common unitholders:

•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

•	special charges for services requested by a holder of a common unit; and

•	other similar fees or charges.

There is no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If a successor has not been appointed or has not accepted its appointment within 30 days after notice of the resignation or removal, our general partner may, at the direction of our board of directors, act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

By transfer of common units in accordance with the Partnership Agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Each transferee:

•	represents that the transferee has the capacity, power and authority to become bound by the Partnership Agreement;

•	is bound by the terms and conditions of the Partnership Agreement; and

•	gives the consents and waivers contained in the Partnership Agreement.

Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner in our partnership for the transferred common units.

Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

A transferee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records.

We may, at our discretion, treat the nominee holder of a common unit as the absolute owner of such common units without further inquiry, except as otherwise provided by law or stock exchange regulations. In that case, we expect that the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

HOW WE MAKE DISTRIBUTIONS

Distributions of Available Cash

General

Within approximately 45 days after the end of each quarter, subject to legal limitations, we distribute all of our available cash to unitholders of record on the applicable record date.

Definition of Available Cash

Available cash means, for each fiscal quarter, all cash and cash equivalents on hand at the end of the quarter:

•	less the amount of cash reserves established by our board of directors to:

•	provide for the proper conduct of our business (including reserves for future capital expenditures and for our anticipated credit needs);

•	comply with applicable law, any of our debt instruments, or other agreements; or

•	to the extent permitted under our partnership agreement, provide funds for distributions to our unitholders and to our General Partner for any one or more of the next four quarters;

•

plus all additional cash and cash equivalents on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter. Working capital borrowings are generally borrowings that are made under our credit agreement and in all cases are used solely for working capital purposes or to pay distributions to partners.

Minimum Quarterly Distribution

Our partnership agreement provides that the minimum quarterly distribution on our common units is (on a pre-reverse split-adjusted basis) $0.2325 per unit, which is equal to $0.93 per unit per year, or (on a reverse split-adjusted basis) $1.6275 per unit, which is equal to $6.51 per unit per year. You should note that there is no guarantee that we will pay the minimum quarterly distribution on the common units in any quarter. Failure to distribute the minimum quarterly distribution on the common units results in our inability to establish certain cash reserves (see “—Definition of Available Cash” above).

Distribution Policy

Our cash distribution policy generally reflects a basic judgment that our unitholders are better served by us distributing our available cash (after deducting expenses, including cash reserves) rather than retaining it. Because we believe that, subject to our ability to obtain required financing and access financial markets, we will generally finance any expansion capital expenditures from external financing sources, we believe that our investors are best served by us distributing all of our available cash. The board of directors seeks to maintain a balance between the level of reserves it takes to protect our financial position and liquidity against the desirability of maintaining distributions on the limited partnership interests. We intend to review our distributions from time to time in the light of a range of factors, including, among other things, our access to the capital markets, the repayment or refinancing of our external debt, the level of our capital expenditures and our ability to pursue accretive transactions.

Even if our cash distribution policy is not modified or revoked, the decision to make any distribution and the amount thereof are determined by our board of directors, taking into consideration the terms of our partnership agreement. Our distribution policy is subject to certain restrictions, including the following:

•

Our common unitholders have no contractual or other legal right to receive distributions other than the right under our partnership agreement to receive available cash on a quarterly basis. Our board of directors has broad discretion to establish reserves and other limitations in determining the amount of available cash.

•

While our partnership agreement requires us to distribute all of our available cash, our partnership agreement, including provisions requiring us to make cash distributions contained therein, may be amended. The partnership agreement can be amended in certain circumstances with the approval of a majority of the outstanding common units.

•

Even if our cash distribution policy is not modified or revoked, the amount of distributions we pay under our cash distribution policy and the decision to make any distribution is determined by our board of directors, taking into consideration the terms of our partnership agreement and the establishment of any reserves for the prudent conduct of our business.

•

Under Section 51 of the Marshall Islands Limited Partnership Act, we may not make a distribution if, after giving effect to the distribution, our liabilities (other than liabilities to partners on account of their partnership interest and liabilities for which the recourse of creditors is limited to specified property of ours) would exceed the fair value of our assets, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in our assets only to the extent that the fair value of that property exceeds that liability.

•

We may lack sufficient cash to pay distributions on our common units due to, among other things, decreases in net revenues or increases in operating expenses, principal and interest payments on outstanding debt, tax expenses, working capital requirements, maintenance and replacement capital expenditures or anticipated cash needs.

•

Our distribution policy will be affected by restrictions on distributions under our credit facilities which contain material financial tests and covenants that must be satisfied. Should we be unable to satisfy these terms, covenants and restrictions included in our credit facilities or if we are otherwise in default under the credit agreements, our ability to make cash distributions to our unitholders, notwithstanding our stated cash distribution policy, would be materially adversely affected.

•

If we make distributions out of capital surplus, as opposed to operating surplus, such distributions will constitute a return of capital and will result in a reduction in the quarterly distribution and the target distribution levels. We do not anticipate that we will make any distributions from capital surplus.

•

If the ability of our subsidiaries to make any distribution to us is restricted by, among other things, the provisions of existing and future indebtedness, applicable partnership and limited liability company laws or any other laws and regulations, our ability to make distributions to our unitholders may be restricted.

We have generally declared distributions on our common units in January, April, July and October of each year and paid those distributions in the subsequent month according to our distribution policy, which has changed from time to time.

In view of the DSS Transaction, we have adopted a new annual common unit quarterly distribution guidance of  $0.315 per common unit (on a reverse split-adjusted basis).

Operating Surplus and Capital Surplus

General

All cash distributed to unitholders will be characterized as either “operating surplus” or “capital surplus.” We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.

Definition of Operating Surplus

For any period, other than the quarter during which an event giving rise to our liquidation occurs (unless our unitholders have a right to elect to continue our business and so elect), operating surplus generally means:

•

an amount equal to two times the amount needed for any one quarter for us to pay a distribution on all of our units, the general partner units and the incentive distribution rights at the same per-unit amount as was distributed in the immediately preceding quarter; plus

•

all of our cash receipts, excluding cash from (1) borrowings, other than working capital borrowings, (2) sales of equity and debt securities, (3) sales or other dispositions of assets outside the ordinary course of business, (4) capital contributions; plus

•	working capital borrowings made after the end of a quarter but before the date of determination of operating surplus for the quarter; plus

•

interest paid on debt incurred and cash distributions paid on equity securities issued, in each case, to finance all or any portion of the construction, replacement or improvement of a capital asset such as vessels during the period from such financing until the earlier to occur of the date the capital asset is put into service and the date that it is abandoned or disposed of; plus

•

interest paid on debt incurred and cash distributions paid on equity securities issued, in each case, to pay the construction period interest on debt incurred, or to pay construction period distributions on equity issued, to finance the construction projects described in the immediately preceding bullet; less

•

all of our operating expenditures after the repayment of working capital borrowings, but not (1) the repayment of other borrowings, (2) actual maintenance and replacement capital expenditures or expansion capital expenditures or investment capital expenditures, (3) transaction expenses (including taxes) related to interim capital transactions or (4) distributions; less

•	estimated maintenance and replacement capital expenditures and the amount of cash reserves established by our board of directors to provide funds for future operating expenditures; less

•	all working capital borrowings not repaid within twelve months after having been incurred.

If a working capital borrowing, which increases operating surplus, is not repaid during the 12-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowing is in fact repaid, it will not be treated as a reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

As described above, operating surplus includes an amount up to two times the amount needed for any one quarter for us to pay a distribution on all of our units (including the general partner units) and the incentive distribution rights at the same per unit amount as was distributed in the immediately preceding quarter. This amount does not reflect actual cash on hand available to pay distributions to unitholders. Rather, it is a provision that will enable us, if we choose, to distribute as operating surplus up to this amount of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities and long-term borrowings, that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity securities or interest payments on debt in operating surplus would be to increase operating surplus by the amount of any such cash distributions or interest payments. As a result, we may also distribute as operating surplus up to the amount of any such cash distributions or interest payments of cash we receive from non-operating sources.

Capital Expenditures

For purposes of determining operating surplus, maintenance and replacement capital expenditures are those capital expenditures required to maintain over the long term the operating capacity of or the revenue generated by our capital assets, and expansion capital expenditures are those capital expenditures that increase the operating capacity of or the revenue generated by our capital assets. To the extent, however, that capital expenditures associated with acquiring a new vessel increase the revenues or the operating capacity of our fleet, those capital expenditures would be classified as expansion capital expenditures.

Investment capital expenditures are those that are neither maintenance and replacement capital expenditures nor expansion capital expenditures. Investment capital expenditures largely will consist of capital expenditures made for investment purposes.

Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of equity securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes.

Examples of maintenance and replacement capital expenditures include capital expenditures associated with drydocking, modifying an existing vessel or acquiring a new vessel to the extent such expenditures are incurred to maintain the operating capacity of or the revenue generated by our fleet. Maintenance and replacement capital expenditures will also include interest (and related fees) on debt incurred and distributions on equity issued to finance the construction of a replacement vessel and paid during the construction period, which we define as the period beginning on the date that we enter into a binding construction contract and ending on the earlier of the date that the replacement vessel commences commercial service or the date that the replacement vessel is abandoned or disposed of. Debt incurred to pay or equity issued to fund construction period interest payments, and distributions on such equity, will also be considered maintenance and replacement capital expenditures.

Our partnership agreement provides that an amount equal to an estimate of the average quarterly maintenance and replacement capital expenditures necessary to maintain the operating capacity of or the revenue generated by our capital assets over the long term be subtracted from operating surplus each quarter, as opposed to the actual amounts spent. In the partnership agreement, we refer to these estimated maintenance and replacement capital expenditures to be subtracted from operating surplus as “estimated maintenance capital expenditures.” The amount of estimated maintenance and replacement capital expenditures deducted from operating surplus is subject to review and change by our board of directors at least once a year, provided that any change must be approved by our conflicts committee. The estimate is made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance and replacement capital expenditures, such as a major acquisition or the introduction of new governmental regulations that will affect our fleet. For purposes of calculating operating surplus, any adjustment to this estimate is prospective only. Our board of directors has elected not to deduct any replacement capital expenditures from our operating surplus since 2011.

Definition of Capital Surplus

Any available cash that is distributed after we distribute the operating surplus is capital surplus. Capital surplus generally is expected to be generated by:

•	borrowings other than working capital borrowings;

•	sales of debt and equity securities; and

•

sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or non-current assets sold as part of normal retirements or replacements of assets.

Characterization of Cash Distributions

We will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since we began operations equals the operating surplus as of the most recent date of determination of available cash. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As described above, operating surplus includes an amount up to two times the amount needed for any one quarter for us to pay a distribution on all of our units (including the general partner units) and the incentive distribution rights at the same per unit amount as was distributed in the immediately preceding quarter. This amount does not reflect actual cash on hand available to pay distributions to unitholders. Rather, it is a provision that will enable us, if we choose, to distribute as operating surplus up to this amount of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities and long-term borrowings, that would otherwise be distributed as capital surplus. We have not yet made any distributions from capital surplus and do not anticipate doing so in the future.

Distributions of Available Cash From Operating Surplus

We make quarterly distributions of available cash from operating surplus in the following manner, subject to applicable law:

•	first, 98% to all unitholders, pro rata, and 2.0% to our General Partner, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

•	thereafter, in the manner described in “—Incentive Distribution Rights” below.

The preceding paragraph and other similar disclosure in this Section assumes that our General Partner maintains its initial 2.0% general partner interest. As of the date of this prospectus, our General Partner holds a 1.88% general partner interest.

Incentive Distribution Rights

Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our General Partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement. Any transfer by our General Partner of the incentive distribution rights would not change the percentage allocations of quarterly distributions with respect to such rights.

If for any quarter:

•	we have paid to the holders of any other outstanding units that are senior in right of distribution to our common units the agreed amount of distribution; and

•

we have distributed available cash from operating surplus to the common unitholders in an amount equal to the minimum quarterly distribution, then, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and our General Partner in the following manner (on a reverse split-adjusted basis):

•	first, 98% to all unitholders, pro rata, and 2.0% to our General Partner, until each unitholder receives a total of $1.6975 per unit for that quarter (the “first target distribution”),

•	second, 85% to all unitholders, pro rata, and 15% to our General Partner, until each unitholder receives a total of $1.8725 per unit for that quarter (the “second target distribution”),

•	third, 75% to all unitholders, pro rata, and 25% to our General Partner, until each unitholder receives a total of $2.0475 per unit for that quarter (the “third target distribution”), and

•	thereafter, 65% to all unitholders, pro rata, and 35% to our General Partner.

The percentage interests set forth above assume that our General Partner maintains its initial 2.0% general partner interest (as of the date of this prospectus, our General Partner holds a 1.88% general partner interest) and has not transferred the incentive distribution rights and that we do not issue additional classes of equity securities.

Following discussion with, and with the unanimous support of, the conflicts committee of our board of directors, Capital Maritime permanently waived its rights to receive quarterly incentive distributions between $1.6975 and $1.75 (on a reverse split-adjusted basis). This waiver effectively increases the first target distribution and the lower bound of the second target distribution (as referenced in the table below) from $1.6975 to $1.75 (on a reverse split-adjusted basis).

Percentage Allocations of Available Cash From Operating Surplus

The following table illustrates the percentage allocations of the additional available cash from operating surplus among the unitholders and our General Partner up to the various target distribution levels (on a reverse split-adjusted basis). The amounts set forth under “Marginal Percentage Interest in Distributions” are the percentage interests of the unitholders and our General Partner in any available cash from operating surplus we distribute up to and including the corresponding amount in the column “Total Quarterly Distribution Target Amount,” until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders and our General Partner for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests shown for our General Partner assume that our General Partner maintains its initial 2.0% general partner interest (as of the date of this prospectus, our General Partner holds a 1.88% general partner interest) and that our General Partner has not transferred the incentive distribution rights.

		Marginal Percentage Interest in Distributions
	Total Quarterly Distribution Target Amount	Unitholders	General Partner
Minimum Quarterly Distribution	$1.6275	98%	2%
First Target Distribution	up to $1.6975(1)	98%	2%
Second Target Distribution	above $1.6975(1) up to $1.8725	85%	15%
Third Target Distribution	above $1.8725 up to $2.0475	75%	25%
Thereafter	above $2.0475	65%	35%

(1)

As disclosed on our Report on Form 6-K furnished on August 26, 2014, Capital Maritime unilaterally notified the Partnership that it decided to waive its rights to receive quarterly incentive distributions between $1.6975 and $1.75 (on a reverse split-adjusted basis). Capital Maritime permanently waived these rights after discussion with, and with the unanimous support of, the conflicts committee of our board of directors. This waiver effectively increases the First Target Distribution and the lower bound of the Second Target Distribution (as referenced in the table above) from $1.6975 to $1.75 (on a reverse split-adjusted basis).

Distributions From Capital Surplus

How Distributions From Capital Surplus Will Be Made

We will make distributions of available cash from capital surplus, if any, in the following manner:

•

first, 98% to the common unitholders, pro rata, and 2% to our General Partner, until we distribute for each common unit an aggregate amount of available cash from capital surplus equal to the initial unit price of the common units issued in our initial public offering; and

•	thereafter, we will make distributions of available cash from capital surplus as if they were from operating surplus.

The preceding paragraph is based on the assumption that our General Partner maintains its initial 2.0% general partner interest (as of the date of this prospectus, our General Partner holds a 1.88% general partner interest) and that we do not issue additional classes of equity securities.

Effect of a Distribution From Capital Surplus

The partnership agreement treats a distribution of capital surplus as a return of capital. Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the distribution had to the fair market value of the common units prior to the announcement of the distribution. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for our General Partner to receive incentive distributions.

However, any distribution of capital surplus before the minimum quarterly distribution is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units (as we did in connection with the DSS Transaction; please read the introductory note entitled “Spin-Off of Tanker Business And Reverse-Unit Split”) or subdivide our units into a greater number of units, we will proportionately adjust:

•	the minimum quarterly distribution; and

•	the target distribution levels.

For example, if a two-for-one split of the common and subordinated units should occur, the minimum quarterly distribution, the target distribution levels would be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional units for cash or property.

In addition, if legislation is enacted or the official interpretation of any existing legislation is modified by a governmental taxing authority, and as a result any of our subsidiaries becomes subject to taxation as an entity for U.S. federal, state, local or foreign tax purposes, our partnership agreement specifies that the minimum quarterly distribution and the target distribution levels for each quarter will be reduced by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus our board of directors’ estimate of our direct or indirect aggregate liability for the quarter for such taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will apply the proceeds of liquidation in the manner set forth below.

If, as of the date three trading days prior to the announcement of the proposed liquidation, the average closing price for our common units for the preceding 20 trading days (or the current market price) is greater than the sum of:

•

any arrearages in payment of the minimum quarterly distribution on the common units issued in our initial public offering for any prior quarters during the subordination period (as described below); plus

•

the initial unit price of the common units issued in our initial public offering (adjusted as our board of directors determines to be appropriate to give effect to any distribution, subdivision or combination, such as the reverse unit split we effected in March 2019 in connection with the DSS Transaction) (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation); then the proceeds of the liquidation will be applied as follows:

•

first, 98.0% to the common unitholders, pro rata, and 2.0% to our General Partner, until we distribute for each outstanding common unit an amount equal to the current market price of our common units; and

•	thereafter, 50.0% to all unitholders, pro rata, 48.0% to holders of incentive distribution rights and 2.0% to our General Partner.

If, as of the date three trading days prior to the announcement of the proposed liquidation, the current market price of our common units is equal to or less than the sum of:

•	any arrearages in payment of the minimum quarterly distribution on the common units issued in our initial public offering for any prior quarters during the subordination period; plus

•

the initial unit price of the common units issued in our initial public offering (adjusted as our board of directors determines to be appropriate to give effect to any distribution, subdivision or combination, such as the reverse unit split we effected in March 2019 in connection with the DSS Transaction) (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation); then the proceeds of the liquidation will be applied as follows:

•

first, 98.0% to the common unitholders, pro rata, and 2.0% to our General Partner, until we distribute for each outstanding common unit an amount equal to such initial unit price (as adjusted) (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation);

•

second, 98.0% to the common unitholders, pro rata, and 2.0% to our General Partner, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period; and

•	thereafter, 50.0% to all unitholders, pro rata, 48.0% to holders of incentive distribution rights and 2.0% to our General Partner.

The preceding paragraph is based on the assumption that our General Partner maintains its initial 2.0% general partner interest (as of the date of this prospectus, our General Partner holds a 1.88% general partner interest) and has not transferred the incentive distribution rights and that we do not issue additional classes of equity securities.

Subordination Period

The subordination period, which terminated on February 14, 2009, was a period during which the common units had the right to receive available cash from operating surplus in an amount equal to the minimum quarterly distribution per quarter, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus were made on the “subordinated units,” which were issued in addition to the common units in our initial public offering. Upon termination of the subordination period, the subordinated units were converted into common units on a one-for-one basis.

DESCRIPTION OF PREFERRED UNITS

Our partnership agreement authorizes our board of directors to establish one or more series of preferred units and to determine, with respect to any series of preferred units, the preferences, powers, duties, terms and rights of that series, including but not limited to:

•	the designation of the series;

•

the number of units in the series, which our board of directors may, except where otherwise provided in the preferred unit designation, increase or decrease, but not below the number of units then outstanding;

•	the terms and conditions upon which each preferred unit in such series will be issued, evidenced, and assigned or transferred;

•	whether distributions, if any, will be cumulative or non-cumulative and the distribution rate of the series;

•	the dates at which distributions, if any, will be payable;

•	the redemption rights and price or prices, if any, for units of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of units of the series;

•	the amounts payable on units of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•

whether the units of the series will be convertible or exchangeable into units of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates as of which the units will be convertible or exchangeable and all other terms and conditions upon which the conversion or exchange, as applicable, may be made;

•	restrictions on the issuance of units of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

The material terms of any series of preferred units that we may offer through a prospectus supplement will be described in that prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue in the form of one or more series of debt securities. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. The following summary is subject to and is qualified in its entirety by reference to all the provisions of the indenture and its associated documents, including the definitions of certain terms, and, with respect to any particular debt security, to the description of the terms of such debt securities that will be included in the applicable prospectus supplement.

General

The debt securities will be issued under an indenture, to be entered into between us and a trustee to be named in the applicable prospectus supplement, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture will provide that debt securities may be issued from time to time in one or more series, without limitation as to the aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any particular series. Specific issuances of debt securities may also be governed by a supplemental indenture, an officer’s certificate or a document evidencing the authorization of any corporate body required by applicable law. The particular terms of each series, or of debt securities forming part of a series, will be described in the prospectus supplement relating to that series. Those terms may vary from the terms described here. This section summarizes material terms of the debt securities that are common to all series, unless otherwise indicated in this section or in the prospectus supplement relating to a particular series.

We may issue debt securities at par, at a premium or as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. We may also issue debt securities as indexed securities or securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We will describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement.

The debt securities may be convertible into common units or other securities if specified in the applicable prospectus supplement.

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of such debt securities;

•

any limit on the aggregate principal amount of such debt securities or the series of which they are a part (including any provision for the future offering of additional debt securities of such series beyond any such limit);

•	whether the debt securities will be issued in registered or bearer form;

•	the date or dates on which the debt securities of the series will mature, if any, and any other date or dates on which we will pay the principal of the debt securities of the series, if any;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which that interest will accrue;

•	the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive interest payments;

•	the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable;

•

the period or periods within which, the price or prices at which, and the terms and conditions on which any of such debt securities may be, at our option, redeemed or repurchased, in whole or in part, and the other material terms and provisions applicable to our redemption or repurchase rights;

•

the obligation, if any, we may have to redeem or repurchase any such debt securities, including at the option of the holder, the period or periods within which, the price or prices at which, and the terms and conditions on which any of such debt securities will be redeemed or repurchased, in whole or in part, pursuant to such obligation;

•	whether the debt securities will be convertible into, or exchangeable for, common units or other securities, or subordinated in right of payment to senior debt;

•	whether the debt securities will be our secured or unsecured obligations;

•	if other than $1,000 or an even multiple of $1,000, the denominations in which the series of debt securities will be issuable;

•

if other than U.S. dollars, the currency in which the debt securities of the series will be denominated or in which the principal of or any premium or interest on the debt securities of the series will be payable;

•

if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

•

if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon a declaration of acceleration of the maturity of the debt securities of the series;

•	any index or other special method we will use to determine the amount of principal or any premium or interest on the debt securities of the series;

•	the applicability of the provisions described under “Defeasance and Covenant Defeasance—Defeasance and Discharge”;

•	if applicable, a discussion of material United States federal and Marshall Islands income tax, accounting or other considerations applicable to the debt securities;

•

if we issue the debt securities of the series in whole or part in the form of global securities as described under “Legal Ownership—Global Securities,” the name of the depositary with respect to the debt securities of the series, and the circumstances under which the global securities may be registered in the name of a person other than the depositary or its nominee if other than those described under “Legal Ownership—Global Securities”;

•	the securities clearance system(s) for the debt securities;

•	any covenants to which we will be subject with respect to the debt securities of the series; and

•	any other special features of the debt securities of the series that are not inconsistent with the provisions of the indenture.

In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchange and, if so, which one.

Debt securities may bear interest at fixed or floating rates. We may issue our debt securities at an original issue discount, bearing no interest or bearing interest at a rate that, at the time of issuance, is below market rate, to be sold at a discount below their principal amount. Certain special U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. Moreover, certain special U.S. federal income tax or other considerations, if any, applicable to any debt securities which are denominated in a currency or currency unit other than the U.S. dollar may be described in the applicable prospectus supplement.

Governing Law

Unless otherwise specified in the applicable prospectus supplement or indenture, the governing law of the indenture relating to the debt securities shall be the law of the State of New York.

Form, Exchange and Transfer

The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in denominations that are even multiples of $1,000 and in global registered form. You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. You may exchange or transfer your registered debt securities at the office of the trustee. The trustee will maintain an office in New York, New York. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also register transfers of the registered debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities in order to freeze the list of holders to prepare the mailing during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

If your debt securities are in registered form, we will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the “regular record date” and will be stated in the prospectus supplement.

We will pay interest, principal, additional amounts and any other money due on the registered debt securities at the corporate trust office of the applicable trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

Holders buying and selling debt securities must work out between themselves how to compensate for the fact that we will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro-rate interest fairly between the buyer and seller. This pro-rated interest amount is called “accrued interest.”

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for the debt securities of any series that you hold.

Ranking

Unless otherwise provided in a prospectus supplement relating to any debt securities, our debt securities will not be secured by any of our assets or properties. As a result, the securities will effectively be subordinated to our secured indebtedness, if any, and indebtedness preferred by law.

The applicable prospectus supplement will indicate whether the debt securities are subordinated to any of our other debt obligations. If they are not subordinated, in the event of bankruptcy or liquidation proceeding against us, they will rank equally with all our other unsecured and unsubordinated indebtedness, except for indebtedness having priority by operation of law.

Restrictive Covenants

Restrictive covenants, if any, with respect to any of our debt securities may be contained in the applicable supplemental indenture and described in the applicable prospectus supplement with respect to those securities. You should refer to the prospectus supplement relating to a particular series of debt securities for information about any deletions from, modifications of or additions to, the events of default or covenants of ours contained in the indenture, including any addition of a covenant or other provision providing event risk or similar protection.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund; that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, other than as set forth in “—Optional Tax Redemption” below, we will not be entitled to redeem your debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the applicable prospectus supplement specifies one or more repayment dates.

If the applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulas used to determine the applicable redemption price. It may also specify one or more redemption periods during which the redemption price or prices relating to the redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed. If less than all of the debt securities are redeemed, the trustee will choose the debt securities to be redeemed by lot, or in the trustee’s discretion, pro-rata.

If the applicable prospectus supplement specifies a repayment date, your debt security will be repayable by us at our option on the specified repayment date at the specified repayment price, together with interest accrued and any additional amounts to the repayment date.

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described under the heading “—Notices.”

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

In the event that the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with Rule 14e-1 as then in effect to the extent it is applicable to us and the transaction.

Subject to any restrictions that will be described in the prospectus supplement, we or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled.

Optional Tax Redemption

Unless otherwise indicated in a prospectus supplement, we shall have the option (but not the obligation) to redeem, in whole but not in part, the debt securities where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described later under “Payment of Additional Amounts.” This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities.

If the debt securities are redeemed, the redemption price for debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due up to, but not including, the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the debt securities.

Conversion or Exchange Rights

If debt securities of any series are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which they may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation;

•	whether conversion or exchange is mandatory or at the holder’s election;

•	how and when the conversion price or exchange ratio may be adjusted; and

•	any other important terms concerning the conversion or exchange rights.

Payment of Additional Amounts

All payments in respect of debt securities by any person on behalf of CPLP or any successor thereto (each, a “Payor”), shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Taxes”) imposed, collected, withheld, assessed or levied by or on behalf of (1) the Republic of the Marshall Islands or any political subdivision or governmental authority thereof or therein having power to tax; and (2) any other jurisdiction in which the Payor is organized, tax resident or engaged in business, or any political subdivision or governmental authority thereof or therein having the power to tax (any such authority, a “Taxing Authority”), unless the withholding or deduction of the Taxes is required by law. In the event that we are required to withhold or deduct any amount for or on account of such Taxes from any payment made under or with respect to any debt securities, we will except in the circumstances set forth below pay such additional amounts so that the net amount received by each holder of debt securities, including the additional amounts, will equal the amount that such holder would have received if such Taxes had not been required to be withheld or deducted. We refer to the amounts that we are required to pay to preserve the net amount receivable by the holders of debt securities as “Additional Amounts.”

Our obligation to pay Additional Amounts is, however, subject to several important exceptions. Additional Amounts will not be payable with respect to a payment made to a holder of debt securities to the extent:

•

that any such Taxes would not have been so imposed but for the existence of any current or former connection between such holder and the jurisdiction of the Taxing Authority imposing such Taxes, other than the mere receipt of such payment, acquisition, ownership or disposition of such debt securities or the exercise or enforcement of rights under the debt securities or the indenture;

•	that any such Taxes are imposed on or measured by net income of the beneficiary or holder or his net wealth or similar;

•

of any such Taxes required to be withheld by any paying agent from any payment of principal or of interest on the debt securities, if such payment can be made without withholding by any other paying agent and we duly provide for such other paying agent;

•	of any estate, inheritance, gift, sales, transfer, or personal property Taxes imposed with respect to the debt securities, except as otherwise provided in the indenture;

•	that any such Taxes are payable other than by deduction or withholding from payments on the debt securities;

•

that any such Taxes would not have been imposed but for the presentation of the debt securities, where presentation is required, for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the beneficiary or holder thereof would have been entitled to Additional Amounts had the debt securities been presented for payment on any date during such 30-day period;

•

that such holder would not be liable or subject to such withholding or deduction of Taxes but for the failure to make a valid declaration of non-residence, residence or other similar claim for exemption or to provide a certificate, if:

(1) the making of such declaration or claim or the provision of such certificate is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant Taxing Authority as a precondition to an exemption from, or reduction in, the relevant Taxes; and

(2) at least 60 days prior to the first payment date with respect to which we shall apply this condition, we shall have notified all holders of the debt securities in writing that they shall be required to provide such declaration or claim; and

•	of any combination of the above conditions.

Such Additional Amounts also will not be payable where, had the beneficial owner of the debt securities been the holder of such debt securities, it would not have been entitled to payment of Additional Amounts by reason of the conditions set forth above. The prospectus supplement relating to the debt securities may describe additional circumstances in which we would not be required to pay additional amounts.

Notwithstanding any other provision in the indenture, any amounts to be paid on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to, or made for or on account of, Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no Additional Amounts will be required to be paid on account of any such deduction or withholding.

We will also:

•	withhold or deduct the Taxes as required;

•	remit the full amount of Taxes deducted or withheld to the relevant Taxing Authority in accordance with all applicable laws;

•	use our reasonable efforts to obtain from each Taxing Authority imposing such Taxes copies of tax receipts evidencing the payment of any Taxes deducted or withheld; and

•

upon request, and to the extent reasonably practicable, make available to the holders of the debt securities, within 90 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, copies of tax receipts evidencing such payment by us or if, notwithstanding our efforts to obtain such receipts, the same are not obtainable, other evidence of such payments.

At least 30 days prior to each date on which any payment under or with respect to the debt securities is due and payable, if we will be obligated to pay Additional Amounts with respect to such payment, we will deliver to the trustee an officer’s certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and such other information as is necessary to enable the trustee to pay such Additional Amounts to holders of the debt securities on the payment date.

In addition, we will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in the Marshall Islands or the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of the debt securities if and to the extent any such creation, issue, offering, enforcement, redemption or retirement was required pursuant to applicable law or ordered by a court or Taxing Authority.

The foregoing provisions shall survive any termination or the discharge of the indenture and shall apply to any jurisdiction in which any successor to us is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

Whenever in the indenture, the debt securities, in this “Description of Debt Securities” or in the applicable prospectus supplement there is mentioned, in any context, the payment of principal, premium, if any, redemption price, interest or any other amount payable under or with respect to any note, such mention includes the payment of Additional Amounts to the extent payable in the particular context.

In the event that Additional Amounts actually paid with respect to the debt securities pursuant to the preceding paragraphs are based on rates of deduction or withholding of Taxes in excess of the appropriate rate applicable to the holder of such debt securities, and as a result thereof such holder is entitled to make a claim for a refund or credit of such excess from the Taxing Authority imposing such Taxes, then such holder shall, by accepting such debt securities, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to us. However, by making such assignment, the holder makes no representation or warranty that we will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

Defeasance and Covenant Defeasance

We may, to the extent indicated in the applicable prospectus supplement, elect, at our option at any time, to have the provisions of the indenture relating to defeasance and discharge of indebtedness or to defeasance of certain restrictive covenants in the indenture, applied to the debt securities of any series, or to any specified part of a series.

Defeasance and Discharge. Upon the exercise of our option, if any, to have applied the provisions of the indenture relating to defeasance and discharge, we will be discharged from all our payment and other obligations, and the provisions relating to subordination, if any, will cease to be effective, with respect to such debt securities, subject to certain exceptions, upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. Government Obligations, as such term is defined in the indenture, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on their respective stated maturities. Such defeasance may occur only if we have complied with certain conditions that will be set forth in the relevant indenture.

Defeasance of Certain Covenants. Upon the exercise of our option, if any, to have applied the provisions of the indenture relating to defeasance of certain restrictive covenants in the indenture, we may omit to comply with certain restrictive covenants, including any that may be described in the applicable prospectus supplement, and the occurrence of certain events of default as specified in the applicable prospectus supplement, will be deemed not to be or result in an event of default and the provisions relating to subordination, if any, will cease to be effective, in each case with respect to such debt securities, subject to certain exceptions, upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. Government Obligations, as such term is defined in the indenture, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities. Such defeasance or discharge may occur only if we have complied with certain conditions that will be set forth in the relevant indenture.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to the debt securities of any series:

•	failure to pay principal of or any premium on any debt securities of such series when due, continued for 30 days;

•	failure to pay any interest on any debt securities of such series when due, continued for 30 days;

•

failure to perform any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the trustee, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as provided in the indenture;

•

failure to pay when due (subject to any applicable grace period) any principal in an amount exceeding $50 million under an agreement evidencing indebtedness for money we borrowed, or acceleration of any indebtedness for money we borrowed having an aggregate principal amount outstanding of at least $50 million, if, in the case of any such failure, such indebtedness has not been discharged or, in the case of any such acceleration, such indebtedness has not been discharged or such acceleration has not been rescinded or annulled, in each case within 30 days after written notice has been given by the trustee, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as provided in the indenture; and

•	certain events in bankruptcy, insolvency or reorganization.

The applicable prospectus supplement will describe any additional events of default.

If an event of default (other than an event of default related to certain events in bankruptcy, insolvency or reorganization) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series by notice as provided in the indenture may declare the principal amount of the debt securities of such series (or, in the case of any debt security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such security, or such other amount in lieu of such principal amount, as may be specified in the terms of such debt security) to be due and payable immediately. If an event of default related to certain events in bankruptcy, insolvency or reorganization with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of such series (or, in the case of any such original issue discount security or other debt security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (iii) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. The indenture provides that if a default occurs with respect to debt securities of any series, the trustee will give the holders of the relevant series notice of the default when, as and to the extent provided by the Trust Indenture Act of 1939. However, in the case of any default under any covenant with respect to the series, no notice of default to holders will be given until at least 30 days after the occurrence of the default.

An event of default under any of our other outstanding or future debt instruments or guarantees shall not constitute an event of default under the terms of the indenture and the debt securities described in this prospectus.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. These are the following types of changes:

•	change the stated maturity of the principal, interest or premium on a debt security;

•	reduce any amounts due on a debt security;

•	change any obligation to pay the additional amounts described under “—Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment, conversion or exchange;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive specified defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.

Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote of approval by the holders of debt securities that together represent a majority of the outstanding aggregate principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect. For example, this vote would be required for us to obtain a waiver of all or part of any covenants described in an applicable prospectus supplement or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously beginning above under “Modification and Waiver—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications of ambiguities, omissions, defects and inconsistencies, amendments, supplements and other changes that would not adversely affect holders of the debt securities in any material respect, such as adding covenants, additional events of default or successor trustees.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•

For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	Debt securities that we, any of our affiliates and any other obligor under the debt securities acquire or hold will not be counted as outstanding when determining voting rights.

•

For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement for that security.

•

For debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent as of the date on which such debt securities were originally issued.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “Defeasance and Covenant Defeasance—Defeasance and Discharge.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or, if it sets the record date, the trustee may specify. We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Notices

Notices to be given to direct holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to direct holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Further Issues

We may from time to time, without notice to or the consent of the holders of debt securities previously offered under this prospectus, create and issue additional debt securities having the same terms as and ranking equally and ratably with the debt securities previously offered under this prospectus in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional debt securities or except for the first payment of interest following the issue date of such additional debt securities), so that such additional debt securities shall be consolidated and form a single series with, and shall have the same terms as to status, redemption or otherwise as, those debt securities, provided that if such additional debt securities are not fungible with the applicable series of debt securities previously offered under this prospectus, such additional debt securities will have a separate CUSIP number.

Consent to Service of Process

The indenture will provide for the appointment of an authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or the debt securities offered under the indenture brought in any federal or state court in the Borough of Manhattan, City of New York, New York, United States and will identify such agent for service of process. In addition, we will irrevocably submit to the non-exclusive jurisdiction of such courts in any such legal action or proceeding.

Regarding the Trustee

We may appoint a trustee with whom we and/or some of our affiliates maintain banking relations in the ordinary course of business. If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material United States federal income tax consequences of acquiring, owning and disposing of common units or certain debt securities that we may offer pursuant to this prospectus. In the case of debt securities, it only applies to U.S.-dollar denominated debt instruments that are not convertible into or exercisable or exchangeable for other securities, that pay interest at least annually at a single fixed or qualified floating rate, that have a term of not more than 30 years and that are not issued at a premium or with more than a de minimis amount of discount to their principal amount. The applicable prospectus supplement will discuss, as applicable, the material United States federal income tax consequences of acquiring, owning and disposing of any units or debt securities that are convertible into or exercisable or exchangeable for other securities, preferred units, and debt securities that may be subject to special United States federal income tax rules, including (without limitation), debt securities issued with original issue discount or with premium, debt securities denominated in, or linked to, non-U.S. dollar currencies, indexed debt securities and debt securities subject to the special rules for contingent payment debt instruments. To the extent this section consists of statements as to matters of tax law, this section is the opinion of Sullivan & Cromwell LLP, our United States counsel. This section applies to you only if you acquire your common units or debt securities in an offering or offerings contemplated by this prospectus and you hold your common units or debt securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, including:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•	a tax-exempt organization,

•	a life insurance company,

•	a person liable for alternative minimum tax,

•	a person that actually or constructively owns 10% or more of common units,

•	a person that holds common units or debt securities as part of a straddle or a hedging or conversion transaction,

•	a person that purchases or sells common units or debt securities as part of a wash sale for tax purposes,

•	a U.S. expatriate, or

•	a U.S. Holder (as defined below) of common units or debt securities whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds common units or debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. If you are a partner in a partnership holding common units or debt securities, you should consult your tax advisors with regard to the United States federal income tax treatment of an investment in common units or debt securities.

For the purposes of this section, you are a “U.S. Holder” if you are a beneficial owner of common units or debt securities and you are:

•	an individual citizen or resident of the United States for United States federal income tax purposes,

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any U.S. state or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•

a trust which either (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a U.S. person.

For the purposes of this section, a “Non-U.S. Holder” is a beneficial owner of common units or debt securities (other than a partnership) that is not a U.S. person for United States federal income tax purposes.

If you purchase debt securities at a price other than their offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

For a discussion of certain considerations relating to the United States federal income taxation our company, please see “Certain Considerations Relating to the United States Federal Income Taxation of CPLP.”

This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it only addresses United States federal income tax and does not address any non-income tax or any foreign, state or local tax consequences. You should consult your own tax advisors concerning the United States federal income tax consequences of the ownership of common units or debt securities in light of your particular situation, as well as any consequences arising under the laws of any other taxing jurisdiction.

Tax Characterization of CPLP

We have elected to be taxed as a corporation for United States federal income tax purposes. As such, among other consequences, U.S. Holders of common units will, subject to the discussion of certain rules relating to passive foreign investment companies (“PFICs”) below (please see “Ownership and Disposition of Common Units—PFIC Status and Significant Tax Consequences”), generally not be directly subject to United States federal income tax on our income, but rather will be subject to United States federal income tax on distributions received from us and dispositions of common units, as described below. Additionally, our distributions to common unitholders will generally be reported on Internal Revenue Service (“IRS”) Form 1099-DIV.

Ownership and Disposition of Common Units

U.S. Holders of Common Units

Distributions

Subject to the discussion of the rules applicable to PFICs below, any distributions made by us with respect to the common units to a U.S. Holder generally will constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in its common units on a dollar-for-dollar basis and thereafter as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. Dividends paid with respect to the common units generally will be treated as “passive” income from sources outside the United States for purposes of computing allowable foreign tax credits for U.S. federal income tax purposes.

Dividends paid on the common units to a U.S. Holder who is an individual, trust or estate (or a “U.S. Individual Holder”) will be treated as qualified dividend income that is taxable to such U.S. Individual Holder at preferential rates applicable to long-term capital gain provided that: (i) our common units are readily tradable on an established securities market in the United States (such as the Nasdaq Global Market on which our common units are traded); (ii) we are not a PFIC (which we do not believe we are, have been or will be, as discussed below); (iii) the U.S. Individual Holder has owned the common units for more than 60 days in the 121-day period beginning 60 days before the date on which the common units become ex-dividend (and has not entered into certain risk limiting transactions with respect to such units) and (iv) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. There is no assurance that any dividends paid on the common units will be eligible for these preferential rates in the hands of a U.S. Individual Holder, and any dividends paid on the common units that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder. Special rules may apply to any “extraordinary dividend” paid by us. An extraordinary dividend is, generally, a dividend with respect to a unit if the amount of the dividend is equal to or in excess of 10 percent of a unitholder’s adjusted basis (or fair market value in certain circumstances) in such unit. If we pay an “extraordinary dividend” on the common units that is treated as “qualified dividend income”, then any loss derived by a U.S. Individual Holder from the sale or exchange of such units will be treated as long-term capital loss to the extent of the amount of such dividend.

Disposition of Common Units

Subject to the discussion of PFICs below, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of common units in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such units. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition. Such capital gain or loss will generally be treated as U.S. source income or loss, as applicable, for U.S. foreign tax credit purposes. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations. Long-term capital gain of a U.S. Individual Holder is generally subject to tax at preferential rates.

Non-U.S. Holders of Common Units

Distributions

Distributions paid to a Non-U.S. Holder in respect of common units will not be subject to United States federal income tax unless the distributions are “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business within the United States, and the distributions are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States if that is required by an applicable income tax treaty as a condition for subjecting the Non-U.S. Holder to U.S. taxation on a net income basis. In such cases, the Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder. “Effectively connected” distributions recognized by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or at a lower rate if the corporate Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

Disposition of Common Units

A Non-U.S. Holder will not be subject to United States federal income tax on gain recognized on the sale or other disposition of common units unless (i) the gain is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States if that is required by an applicable income tax treaty as a condition for subjecting the Non-U.S. Holder to U.S. taxation on a net income basis, or (ii) the Non-U.S. Holder is an individual, the Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the sale, and certain other conditions exist. “Effectively connected” gains recognized by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or at a lower rate if the corporate Non-U.S. Holder is eligible for the benefits of an income tax treaty that provides for a lower rate.

PFIC Status and Significant Tax Consequences

Special and adverse U.S. federal income tax rules apply to a U.S. Holder that owns an equity interest in a non-U.S. entity taxed as a corporation and classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held our common units, either:

•

at least 75% of our gross income (including the gross income of our vessel owning subsidiaries) for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•	at least 50% of the average value of the assets held by us (including the assets of our vessel owning subsidiaries) during such taxable year produce, or are held for the production of, passive income.

Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business. Based on our current and projected methods of operation, we believe that we are not currently a PFIC, nor do we expect to become a PFIC. Although there is no legal authority directly on point, and we are not obtaining a ruling from the IRS on this issue, we will take the position that, for purposes of determining whether we are a PFIC, the gross income we derive or are deemed to derive from the time and spot chartering activities of our wholly owned subsidiaries constitutes services income, rather than rental income. Correspondingly, such income should not constitute passive income, and the assets that we or our wholly owned subsidiaries own and operate in connection with the production of such income, in particular, the vessels we or our subsidiaries own that are subject to time charters, should not constitute passive assets for purposes of determining whether we were a PFIC.

As noted above, there is, however, no direct legal authority under the PFIC rules addressing our method of operation. Moreover, in a case not specifically interpreting the PFIC rules, Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009), the Fifth Circuit held that the vessel time charters at issue generated predominantly rental income rather than services income. However, the court’s ruling was contrary to the position of the IRS that the time charter income should have been treated as services income. Additionally, the IRS later affirmed its position in Tidewater, adding further that the time charters at issue would be treated as giving rise to services income under the PFIC rules.

No assurance, however, can be given that the IRS, or a court of law will accept our position, and there is a risk that the IRS or a court of law could determine we are or were a PFIC. In addition, although we intend to conduct our affairs in a manner to avoid, to the extent possible, being classified as a PFIC with respect to any taxable year, we cannot ensure that the nature of our operations will not change in the future, or that we can avoid PFIC status in the future.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund”, (a “QEF election”). As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common units, as discussed below. In addition, if a U.S. Holder owns our common units during any taxable year that we are a PFIC, such units owned by such holder will generally be treated as units in a PFIC even if we are not a PFIC in a subsequent year and, if the total value of all PFIC stock that such holder directly or indirectly owns exceeds certain thresholds, such holder must file IRS Form 8621 with the holder’s U.S. federal income tax return to report the holder’s ownership of our common units.

Taxation of U.S. Holders Making a Timely QEF Election

If a U.S. Holder makes a timely QEF election, (such U.S. Holder, an “Electing Holder”), the Electing Holder must report each year for U.S. federal income tax purposes his pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from us by the Electing Holder. The Electing Holder’s adjusted tax basis in the common units will be increased to reflect taxed but undistributed income. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common units and will not be taxed again once distributed. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our common units. A U.S. Holder would make a QEF election with respect to any year that we are a PFIC by filing one copy of IRS Form 8621 with his U.S. federal income tax return and a second copy in accordance with the instructions to such form. If contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will attempt to provide each U.S. Holder with all necessary information in order to make the QEF election described above.

Taxation of U.S. Holders Making a “Mark-to-Market” Election

Alternatively, if we were to be treated as a PFIC for any taxable year and, as we anticipate, our common units were treated as “marketable stock”, a U.S. Holder would be allowed to make a “mark-to-market” election with respect to common units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common units at the end of the taxable year over such holder’s adjusted tax basis in the common units. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common units over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in his common units would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our common units would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common units would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder.

Taxation of U.S. Holders not making a timely QEF or mark-to-market election

Finally, if we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a QEF election or a “mark-to-market” election for that year (such U.S. Holder, a “Non-Electing Holder”), would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common units in a taxable year other than the taxable year in which the Non-Electing Holder’s holding period in the common units begins in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common units that preceded the current taxable year), and (2) any gain realized on the sale, exchange or other disposition of our common units. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the common units;

•	the amount allocated to the current taxable year and any year prior to the year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

•

the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

These penalties would not apply to a qualified pension, profit sharing or other retirement trust or other tax-exempt organization that did not borrow money or otherwise utilize leverage in connection with its acquisition of our common units. If we were treated as a PFIC for any taxable year and a Non-Electing Holder who is an individual dies while owning our common units, such holder’s successor generally would not receive a step-up in tax basis with respect to such units.

Ownership and Disposition of Debt Securities

U.S. Holders of Debt Securities

Payments of Interest

A U.S. Holder will be taxed on interest on its debt securities as ordinary income at the time the U.S. Holder receives the interest or when the interest accrues, depending on the U.S. Holder’s method of accounting for tax purposes.

A U.S. Holder must include any tax withheld from an interest payment as ordinary income even if the U.S. Holder does not in fact receive the withheld portion. A U.S. Holder may be entitled to deduct or credit this tax, subject to applicable limits. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit in their situation. Interest paid by us on the debt securities is income from sources outside the United States for purposes of the rules regarding the foreign tax credit allowable to a U.S. Holder and will generally be “passive” income for purposes of computing the foreign tax credit.

Purchase, Sale and Retirement of Debt Securities

A U.S. Holder’s tax basis in its debt securities generally will be the U.S. Holder’s cost. A U.S. Holder will generally recognize capital gain or loss on the sale or retirement of its debt securities equal to the difference between the amount the U.S. Holder realizes on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and the U.S. Holder’s tax basis in its debt securities. Capital gain of a U.S. Individual Holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

Non-U.S. Holders of Debt Securities

Payments of Interest

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, interest on debt securities paid to a Non-U.S. Holder is exempt from United States federal income tax, including withholding tax, whether or not such Non-U.S. Holder is engaged in a trade or business in the United States, unless:

•	such Non-U.S. Holder is an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Code, or

•	such Non-U.S. Holder both

•	has an office or other fixed place of business in the United States to which the interest is attributable and

•

derives the interest in the active conduct of a banking, financing or similar business within the United States or is a corporation with a principal business of trading in stocks and securities for its own account.

Purchase, Sale and Retirement of Debt Securities

A Non-U.S. Holder of debt securities generally will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of debt securities unless:

•	the gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States or

•

such Non-U.S. Holder is an individual, the Non-U.S. Holder is present in the United States for 183 or more days during the taxable year in which the gain is realized, and certain other conditions exist.

For purposes of the United States federal estate tax, the debt securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

Medicare Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (i) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (ii) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its dividend and interest income and its net gains from the disposition of common units and debt securities, unless such dividend income, interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in common units or debt securities.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of common units and debt securities.

Backup Withholding and Information Reporting

In the case of an U.S. Individual Holder, information reporting requirements, on IRS Form 1099, generally will apply to:

•	dividend and interest payments or other taxable distributions made to you within the United States and payments of principal on debt securities made to you within the United States, and

•	the payment of proceeds to you from the sale of common units or debt securities effected at a U.S. office of a broker.

Additionally, backup withholding may apply to such payments if the U.S. Individual Holder fails to comply with applicable certification requirements or (in the case of dividend and interest payments) is notified by the IRS that it has failed to report all interest and dividends required to be shown on its federal income tax returns.

A Non-U.S. Holder is generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments and payments of principal and interest made outside the United States by us or another non-U.S. payor, and

•

other dividend payments and payments of principal and interest made within the United States and the payment of the proceeds from the sale of common units or debt securities effected at a U.S. office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that the holder is a U.S. person and the holder has furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) the holder otherwise establishes an exemption.

Payment of the proceeds from the sale of common units or debt securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common units or debt securities that is effected at a foreign office of a broker will be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if:

•	the broker has certain connections to the United States,

•	the proceeds or confirmation are sent to the United States, or

•	the sale has some other specified connection with the United States as provided in United States Treasury regulations.

A refund of any amounts withheld under the backup withholding rules that exceed a holder’s income tax liability may generally be obtained by filing a refund claim with the IRS.

Certain Considerations Relating to the United States Federal Income Taxation of CPLP

Election to be Taxed as a Corporation

We have elected to be taxed as a corporation for U.S. federal income tax purposes. As a corporation, we may be subject to U.S. federal income tax on our income as discussed below.

Taxation of Operating Income

We expect that substantially all of our gross income will continue to be attributable to the transportation of dry cargo and containerized goods. For this purpose, gross income attributable to transportation (or “Transportation Income”) includes income derived from, or in connection with, the use (or hiring or leasing for use) of a vessel to transport cargo, or the performance of services directly related to the use of any vessel to transport cargo, and thus includes spot charter, time charter and bareboat charter income.

Transportation Income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States (or “U.S. Source International Transportation Income”) will be considered to be 50% derived from sources within the United States. Transportation Income attributable to transportation that both begins and ends in the United States (or “U.S. Source Domestic Transportation Income”) will be considered to be 100% derived from sources within the United States. Transportation Income attributable to transportation exclusively between non-U.S. destinations will be considered to be 100% derived from sources outside the United States. Transportation Income derived from sources outside the United States generally will not be subject to U.S. federal income tax.

Based on our current operations, we do not expect to have U.S. Source Domestic Transportation Income. However, certain of our activities give rise to U.S. Source International Transportation Income, and future expansion of our operations could result in an increase in the amount of U.S. Source International Transportation Income, as well as give rise to U.S. Source Domestic Transportation Income, all of which could be subject to U.S. federal income taxation unless exempt from U.S. taxation under Section 883 of the Code (or the “Section 883 Exemption”), as discussed below.

The Section 883 Exemption

In general, the Section 883 Exemption provides that if a non-U.S. corporation satisfies the requirements of Section 883 of the Code and the Treasury regulations thereunder (the “Section 883 Regulations”), it will not be subject to the net basis and branch profits taxes or the 4% gross basis tax described below on its U.S. Source International Transportation Income. The Section 883 Exemption applies to U.S. Source International Transportation Income and other forms of related income, such as gain from the sale of a vessel. As discussed below, we believe that under our current ownership structure, the Section 883 Exemption will apply and that, accordingly, we will not be taxed on our U.S. Source International Transportation Income. The Section 883 Exemption does not apply to U.S. Source Domestic Transportation Income.

We will qualify for the Section 883 Exemption if, among other matters, we meet the following three requirements:

•	We are organized in a jurisdiction outside the United States that grants an equivalent exemption from tax to corporations organized in the United States (an “Equivalent Exemption”);

•	We satisfy the “Publicly Traded Test” (as described below); and

•	We meet certain substantiation, reporting and other requirements.

The Publicly Traded Test requires that the stock of a non-U.S. corporation be “primarily and regularly traded” on an established securities market either in the United States or in a jurisdiction outside the United States that grants an Equivalent Exemption. The Section 883 Regulations provide, in pertinent part, that equity interests in a non-U.S. corporation will be considered to be “primarily traded” on an established securities market in a given country if the number of units of each class of equity relied upon to meet the “regularly traded” test that are traded during any taxable year on all established securities markets in that country exceeds the number of units in each such class that are traded during that year on established securities markets in any other single country. Equity of a non-U.S. corporation will be considered to be “regularly traded” on an established securities market under the Section 883 Regulations if one or more classes of equity of the corporation that, in the aggregate, represent more than 50% of the total combined voting power and value of the non-U.S. corporation are listed on such market and certain trading volume requirements are met or deemed met as described below. For this purpose, if one or more “5% Unitholders” (i.e., a unitholder holding, actually or constructively, at least 5% of the vote and value of a class of equity) own in the aggregate 50% or more of the vote and value of a class of equity (the “Closely Held Block”), such class of equity will not be counted towards meeting the “primarily and regularly traded” test (the “Closely Held Block Exception”).

We are organized under the laws of the Republic of the Marshall Islands. The U.S. Treasury Department has recognized the Republic of the Marshall Islands as a jurisdiction that grants an Equivalent Exemption. Consequently, our U.S. Source International Transportation Income (including, for this purpose, (i) any such income earned by our subsidiaries that have properly elected to be treated as partnerships or disregarded as entities separate from us for U.S. federal income tax purposes and (ii) any such income earned by subsidiaries that are corporations for U.S. federal income tax purposes, are organized in a jurisdiction that grants an Equivalent Exemption and whose outstanding stock is owned 50% or more by value by us) will be exempt from U.S. federal income taxation provided we meet the Publicly Traded Test. In addition, since our common units are only traded on the Nasdaq Global Market, which is considered to be an established securities market, our common units will be deemed to be “primarily traded” on an established securities market.

We believe we meet the trading volume requirements of the Section 883 Exemption, because the pertinent regulations provide that trading volume requirements will be deemed to be met with respect to a class of equity traded on an established securities market in the United States where, as will be the case for our common units, the units are regularly quoted by dealers who regularly and actively make offers, purchases and sales of such units to unrelated persons in the ordinary course of business. Additionally, the pertinent regulations also provide that a class of equity will be considered to be “regularly traded” on an established securities market if (i) such class of stock is listed on such market, (ii) such class of stock is traded on such market, other than in minimal quantities, on at least 60 days during the taxable year or one sixth of the days in a short taxable year, and (iii) the aggregate number of shares of such class of stock traded on such market during the taxable year is at least 10% of the average number of shares of such class of stock outstanding during such year, or as appropriately adjusted in the case of a short taxable year. We believe that trading of our common units has satisfied these conditions in the past, and we expect that such conditions will continue to be satisfied. Finally, we believe that our common units represent more than 50% of our voting power and value and accordingly we believe that our units should be considered to be “regularly traded” on an established securities market.

These conclusions, however, are based upon legal authorities that do not expressly contemplate an organizational structure such as ours. In particular, although we have elected to be treated as a corporation for U.S. federal income tax purposes, for corporate law purposes, we are organized as a limited partnership under Marshall Islands law and our general partner is responsible for managing our business and affairs and has been granted certain veto rights over decisions of our board of directors. Accordingly, it is possible that the IRS could assert that our units do not meet the “regularly traded” test.

We expect that our units will not lose eligibility for the Section 883 Exemption as a result of the Closely Held Block Exception, because our partnership agreement provides that the voting rights of any 5% Unitholders (other than our general partner and its affiliates, their transferees and persons who acquired such units with the approval of our board of directors) are limited to a 4.9% voting interest in us regardless of how many common units are held by that 5% Unitholder. The voting rights of any such Unitholders in excess of 4.9% will be redistributed pro rata among the other common unitholders holding less than 4.9% of the voting power of all classes of units entitled to vote. If Capital Maritime and our general partner own 50% or more of our common units, they will provide the necessary documents to establish an exception to the application of the Closely Held Block Exception. This exception is available when shareholders residing in a jurisdiction granting an Equivalent Exemption and meeting certain other requirements own sufficient shares in the Closely Held Block to preclude shareholders who have not met such requirements from owning 50% or more of the outstanding class of equity relied upon to satisfy the Publicly Traded Test.

Thus, although the matter is not free from doubt, we believe that we will satisfy the Publicly Traded Test. Should any of the facts described above cease to be correct, our ability to satisfy the test will be compromised.

Taxation of Operating Income in the Absence of the Section 883 Exemption

If we earn U.S. Source International Transportation Income and the Section 883 Exemption does not apply, the U.S. source portion of such income may be treated as effectively connected with the conduct of a trade or business in the United States (or “Effectively Connected Income”) if we have a fixed place of business in the United States and substantially all of our U.S. Source International Transportation Income is attributable to regularly scheduled transportation or, in the case of bareboat charter income, is attributable to a fixed place of business in the United States. Based on our current operations, none of our potential U.S. Source International Transportation Income is attributable to regularly scheduled transportation or is received pursuant to bareboat charters attributable to a fixed place of business in the United States. As a result, we do not anticipate that any of our U.S. Source International Transportation Income will be treated as Effectively Connected Income. However, there is no assurance that we will not earn income pursuant to regularly scheduled transportation or bareboat charters attributable to a fixed place of business in the United States in the future, which would result in such income being treated as Effectively Connected Income. In addition, any U.S. Source Domestic Transportation Income generally will be treated as Effectively Connected Income.

Any income we earn that is treated as Effectively Connected Income would be subject to U.S. federal corporate income tax. In addition, a 30% branch profits tax imposed under Section 884 of the Code also would apply to such income, and a branch interest tax could be imposed on certain interest paid or deemed paid by us.

Taxation of Gain on the Sale of a Vessel

Provided we qualify for the Section 883 Exemption, gain from the sale of a vessel should be exempt from tax under Section 883. If, however, we do not qualify for the Section 883 Exemption, then such gain could be treated as effectively connected income (determined under rules different from those discussed above) and subject to the net income and branch profits tax regime described above.

The 4% Gross Basis Tax

If the Section 883 Exemption does not apply and the net income tax does not apply, we would be subject to a 4% U.S. federal income tax on the U.S. source portion of our U.S. Source International Transportation Income, without the benefit of deductions.

NON-UNITED STATES TAX CONSEQUENCES

The following is the opinion of Watson Farley & Williams LLP, our counsel as to matters of the laws of the Republic of the Marshall Islands, and is based on and relates solely to the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or carry on business or conduct transactions or operations in the Republic of the Marshall Islands and are not citizens of the Republic of the Marshall Islands.

Because we and our subsidiaries do not and do not expect to carry on business or conduct transactions or operations in the Republic of the Marshall Islands, and because all documentation related to the offerings of common units, preferred units and debt securities will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon distribution treated as a return of capital, we make to you as a unitholder or a debt security holder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of our common units, preferred units or debt securities and you will not be required by the Republic of the Marshall Islands to file a tax return relating to your ownership of common units, preferred units or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus and any accompanying prospectus supplement:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any such methods of sale.

If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the U.S. Securities Act of 1933.

The applicable prospectus supplement relating to the securities will set forth, among other things:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from such sale;

•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the Nasdaq Global Market:

•	at a fixed price or prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent, will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the U.S. Securities Act of 1933, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement.

Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise. These activities will be described in more detail in the applicable prospectus supplement.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are organized under the laws of the Republic of the Marshall Islands as a limited partnership. Our general partner is formed under the laws of the Republic of the Marshall Islands as a limited liability company. The Republic of the Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

All of our directors and the directors and officers of our general partner and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and the directors and officers of our general partner are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors, our general partner, our subsidiaries or the directors and officers of our general partner, or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in The City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States, and we have appointed Corporation Service Company, 1180 Avenue of the Americas, Suite 210, New York, NY 10032, to accept service of process on our behalf in any such action.

Watson Farley & Williams LLP, our counsel as to Marshall Islands law, has advised us that there is uncertainty as to whether the courts of the Republic of the Marshall Islands would (1) recognize or enforce against us, our directors, our general partner, our subsidiaries or our general partner’s directors or officers judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws or (2) impose liabilities against us, our directors, our general partner, our subsidiaries or our general partner’s directors or officers in original actions brought in the Republic of the Marshall Islands, based on these laws.

VALIDITY OF SECURITIES

Unless otherwise stated in any prospectus supplement, the validity of the securities will be passed upon by Watson Farley & Williams LLP, as to matters of Marshall Islands law, and by Sullivan  & Cromwell LLP, as to matters of New York law.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from Capital Product Partners L.P.’s (“CPLP”) Report on Form 6-K filed on October 11, 2019, and the effectiveness of CPLP’s internal control over financial reporting by reference to the Partnership’s Annual Report on Form 20-F, have been audited by Deloitte Certified Public Accountants S.A., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Certified Public Accountants S.A. are located at Fragoklissias 3a & Granikou Str., GR 151 25, Maroussi, Athens, Greece.

EXPENSES

The following table sets forth the main costs and expenses, other than the underwriting discounts and commissions, in connection with this offering.

U.S. Securities and Exchange Commission registration fee	$64,900
Financial Industry Regulatory Authority filing fee	*
Nasdaq Global Market listing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and engraving costs	*
Transfer agent fees and expenses	*
Miscellaneous	*

Total	$64,900

*	Amounts to be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

$500,000,000

Capital Product Partners L.P.

Common Units

Preferred Units

Debt Securities

PROSPECTUS

,

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

CPLP is a Marshall Islands limited partnership. Under the Marshall Islands Limited Partnership Act, a partnership agreement may set forth that the partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

The Partnership Agreement provides that to the fullest extent permitted by law, but subject to the limitations expressly provided in the Partnership Agreement, the general partner, CPLP’s board of directors and any other person the CPLP board of directors decides, shall be indemnified and held harmless by CPLP from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which such person may be involved, or is threatened to be involved, as a party or otherwise, provided, however, that such person shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the person is seeking indemnification, the person acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that his or her conduct was unlawful; and, provided further, that indemnification shall be available to the general partner or its affiliates only for obligations incurred on behalf of CPLP.

Under the Partnership Agreement, each CPLP director is reimbursed for out-of-pocket expenses in connection with attending meetings of the CPLP board of directors or committees and is fully indemnified by CPLP for actions associated with being a director to the fullest extent permitted under Marshall Islands law, provided that indemnification is not available where there has been a final, non-appealable judgment entered by a court of competent jurisdiction that the director acted in bad faith or engaged in fraud or willful misconduct.

CPLP currently maintains directors’ and officers’ insurance for its directors and officers as well as officers and directors of certain subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit No.	Description

1.1	Form of Purchase Agreement*

1.2	Form of Underwriting Agreement*

4.1	Second Amended and Restated Agreement of Limited Partnership of Capital Product Partners L.P., dated February 22, 2010(1)

4.2	Amendment, dated as of September 30, 2011, to the Second Amended and Restated Agreement of Limited Partnership of Capital Product Partners L.P., dated as of February 22, 2010(2)

4.3	Second Amendment, dated as of May 22, 2012, to the Second Amended and Restated Agreement of Limited Partnership of Capital Product Partners L.P., dated as of February 22, 2010(3)

4.4	Third Amendment, dated as of March 19, 2013, to the Second Amended and Restated Agreement of Limited Partnership of Capital Product Partners L.P., dated as of February 22, 2010(4)

Exhibit No.	Description

4.5	Fourth Amendment, dated as of August 21, 2014, to the Second Amended and Restated Agreement of Limited Partnership of Capital Product Partners L.P., dated as of February 22, 2010(5)

4.6	First Amended and Restated Omnibus Agreement, by and among Capital Maritime & Trading Corp., Capital GP L.L.C., Capital Product Operating L.L.C. and Capital Product Partners L.P., dated as of September 30, 2011(6)

4.7	Form of Indenture for Debt Securities†

4.8	Form of Debt Securities (included in Exhibit 4.7)

5.1	Opinion of Watson Farley & Williams LLP as to the legality of the securities being registered

5.2	Opinion of Sullivan & Cromwell LLP

8.1	Opinion of Sullivan & Cromwell LLP relating to tax matters

8.2	Opinion of Watson Farley & Williams LLP relating to tax matters

10.1	Form of Management Agreement with Capital-Executive Ship Management Corp.

21.1	List of Subsidiaries of Capital Product Partners L.P.

23.1	Consent of Deloitte Certified Public Accountants S.A.

23.2	Consent of Watson Farley & Williams LLP (contained in Exhibits 5.1 and 8.2)

23.3	Consent of Sullivan & Cromwell LLP (contained in Exhibits 5.2 and 8.1)

25.1	Form T-1 Statement of Eligibility respecting the Indenture**

*	To be filed by amendment or as an exhibit to a Report on Form 6-K of the Registrant that is subsequently incorporated by reference into this registration statement.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

†	Subordinated debt securities may be issued pursuant to Exhibit 4.7.

(1)	Previously filed on February 24, 2010, as a Report on Form 6-K.

(2)	Previously filed on September 30, 2011, as an exhibit to the registrant’s Report on Form 6-K.

(3)	Previously filed on May 23, 2012, as an exhibit to the registrant’s Report on Form 6-K.

(4)	Previously filed on March 21, 2013, as an exhibit to the registrant’s Report on Form 6-K.

(5)	Previously filed on August 26, 2014, as an exhibit to the registrant’s Report on Form 6-K.
(6)	Previously filed on September 30, 2011, as an exhibit to the registrant’s Report on Form 6-K.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piraeus, Country of Greece on October 25, 2019.

CAPITAL PRODUCT PARTNERS L.P.,

By: Capital GP L.L.C., its general partner

/s/ Gerasimos (Jerry) Kalogiratos
Name:	Gerasimos (Jerry) Kalogiratos
Title:	Chief Executive Officer of Capital GP L.L.C.

POWER OF ATTORNEY

Each person whose signature appears below appoints Gerasimos (Jerry) Kalogiratos as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendments thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gerasimos (Jerry) Kalogiratos	Chief Executive Officer of Capital GP L.L.C. and Director	October 25, 2019
Gerasimos (Jerry) Kalogiratos

/s/ Keith Forman	Director and Chairman of the Board	October 25, 2019
Keith Forman

/s/ Gurpal Grewal	Director	October 25, 2019
Gurpal Grewal

/s/ Rory Hussey	Director	October 25, 2019
Rory Hussey

/s/ Abel Rasterhoff	Director	October 25, 2019
Abel Rasterhoff

/s/ Eleni Tsoukala	Director	October 25, 2019
Eleni Tsoukala

/s/ Dimitris P. Christacopoulos	Director	October 25, 2019
Dimitris P. Christacopoulos

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Capital Product Partners L.P. in the United States, has signed the Registration Statement in the City of New York, State of New York on the 25th day of October, 2019.

COGENCY GLOBAL INC.

By:	/s/ Richard Arthur
	Name:	Richard Arthur
	Title:	Assistant Secretary on behalf of Cogency Global Inc.